EXHIBIT I:     Agreement pursuant to Rule 13d-1(f) filed herewith


      Pursuant to Rule 13d-1(f) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

                               MAFCO HOLDINGS INC.

                               By: /s/ Glenn P. Dickes
                                  -------------------------
                               Name:  Glenn P. Dickes
                               Title: Senior Vice President


                               MERIDIAN SPORTS HOLDINGS INC.

                               By: /s/ Glenn P. Dickes
                                  --------------------------
                               Name:  Glenn P. Dickes
                               Title: Vice President